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                                                                   EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANT
                       ---------------------------------


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 1996, which appears on page F-2 of Plains Resources Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report dated February 20, 1996, which appears on Page F-1 of Amendment No. 1 on Form 8-K/A dated February 21, 1996. We also consent to the incorporation by reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.




/s/ PRICE WATERHOUSE LLP
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Houston, Texas
June 17, 1996